FIRST AMENDMENT TO LEASE

This First Amendment to Lease ("Amendment") is dated, for reference purposes only, this 1st day of June, 2016, to that certain Lease dated November 1, 2006, by and between **BRADSHAW PLAZA, ASSOCIATES, INC. dba BRADSHAW PLAZA** as "Lessor," herein, and **AMERICAN RIVER BANK** as "Lessee", regarding Suite 100 at 9750 Business Park Drive, Sacramento, CA 95827.

RECITALS

Whereas, the Lessor and Lessee executed a Lease dated November 1, 2006 located at 9750 Business Park Drive., Suite 100, Sacramento, CA 95827, for approximately 3,711 square feet the ("Premises");

Whereas, Lessee desires to extend the Lease for the Premises on a three (3) year term with a one (1) three (3) year option commencing December 1, 2016;

Now, therefore, the Lessor and Lessee agree as follows:

1. **PREMISES:** The Premises remains approximately 3,711 square feet on the first floor in an approximately 69,283 square foot building located at 9750 Business Park Drive, Suite 100, Sacramento, CA 95827.

2. **BASE MONTHLY RENT:** Lessee shall pay to Lessor as rent for the Premises, monthly payments as follows:

Months	Base Monthly Rent	
1 – 36	$ 6,308.70 per month	($1.70 per sf)

3. **OPERATING EXPENSES.** Lessor shall be responsible for all Base Year ("2006") operating expenses associated with the operation of the office park (excepting Lessee's janitorial which Lessee contracts directly for). Lessee will pay its proportionate share of increases in the operating expenses for subsequent years. "Base Year" is defined as the calendar year 2006.

4. **SERVICES AND UTILITIES.** Lessor shall pay the appropriate supplier directly for utilities (i.e. electricity and gas.) Lessee shall provide its own telephone and janitorial services for its leased premises at its own cost and expense.

5. **SIGNAGE:** Lessor confirms that Lessee current signage conforms to the sign criteria established for the office park and is allowed to remain "as-is". Any modifications or deviations thereto must be approved by Lessor in writing prior to fabrication or installation. Lessee shall be responsible for all costs associated with its signage, including the removal and repairs upon Tenant's vacating the Premises.

6. **TENANT IMPROVEMENTS:** Lessee accepts the Premises in "as is" condition. Lessor shall contribute a $15.00 per square foot Tenant Improvement allowance of $55,665.00. The Tenant improvements constructed by Lessee, are subject to Lessors' reasonable approval prior to the start of improvements. The Tenant Improvement Allowance shall be paid by Lessor Ninety (90) days after the commencement of the Amendment or March 1, 2017.

7. **LESSEE'S OPTION TO RENEW:** Lessee shall be entitled to one (1) additional Three (3) year term under the same terms and conditions of this Amendment, except for the monthly rent which shall be determined by fair market value at such time. Lessee shall have the right to start negotiating the monthly rental amount, at least 180 days prior to the last day of the current lease term. Once Lessee commences negotiations, Lessor will negotiate in good faith.

   Said option shall be subject to the following conditions:

   a) This lease shall be in full force and effect at the time of notice of exercise of option is given and on the last day of the term;
   b) Lessee shall not be in default under any provision of this Lease at the time notice of exercise is given, or any time during the term of the Lease for a cumulative period of more than sixty (60) days; and
   c) Lessee shall give Lessor written notice, ninety (90) days prior to the last day of the term, irrevocably exercising the option to extend.

8. **LESSEE ACCESS AND PARKING RIGHTS:**

   a. Lessee shall have full and unimpaired access to the premises and twenty-two (22) spaces required for the exclusive use of Lessee; fifteen (15) freeway frontage for employee parking and seven (7) for 30 minute customer parking;
   b. Lessee shall have the non-exclusive right to use, in common with others entitled therewith, the common areas and car parking areas of the lot on which the premises are located subject to all the rules and regulations for use thereof as prescribed from time to time by Lessor

9. **IDENTIFICATION OF LESSEE:** If more than one person executes this Amendment and Lessee, (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Lessee, and (b) the term "Lessee" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Lessee with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

10. **TERMS AND HEADINGS:** The words "Lessor" and "Lessee", and "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

11. **ACCORD AND SATISFACTION:** No payment by Lessee or receipt by Lessor of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall nay endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy provided in this Amendment.

12. **RENEWAL REPRESENTATION:** It shall be Lessee's sole obligation to pay any brokers commissions should Lessee retain a broker to represent Lessee in negotiating the renewal of this Lease.

13. **EXCLUSIVE USE:** During the term, Lessor shall not, without Lessee's written consent, rent any part of the building or office park in which premises are located, to another commercial bank.

Except as expressly provided herein, all the terms, covenants, conditions and provisions of the Lease, dated November 1, 2006 shall remain unchanged and shall continue in full force and effect throughout the remainder of the term of the Lease, this Amendment and any extension thereof.

LESSEE: AMERICAN RIVER BANK

By: [signature]
Mitchell A. Derenzo, Executive Vice President and
Chief Financial Officer

Date: 6-28-16

LESSOR: BRADSHAW PLAZA ASSOCIATES, INC.
dba BRADSHAW PLAZA

By: [signature]
D. Bruce Fite, Lessor

Date: 7-1-16